Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-239959 and 333-230407) and Form S-3 (No. 333-267257 and 333-263778) of The Walt Disney Company of our report dated November 21, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 21, 2023